EXHIBIT 99.5

                                  CERTIFICATION

     Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), Charles Crocker, the Chief Executive Officer of BEI Technologies, Inc. (the "Company") hereby certifies that, to the best of his knowledge:

     1. The Company's Quarterly Report on Form 10-Q for the period ended December 28, 2002, to which this Certification is attached as Exhibit
          99.5 (the "Quarterly Report"), fully complies with the requirements of
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.

Dated: February 10, 2003
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       /s/ Charles Crocker
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      Charles Crocker
      Chief Executive Officer